SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 25, 2002.

NovaStar Mortgage Funding Corp. Series 2002-2
(Issuer in respect of the NovaStar Home Equity Loan Asset-
Backed Certificates Series 2002-2)

(Exact name of registrant as specified in its charter)

Delaware	333-84328-01	Applied for

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wachovia Bank, National Association, 401 S. Tryon Street, 9th Floor, Charlotte, NC 28288-1179

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (704) 383-9568

(Former name or former address, if changed since last report.)

Item  5.    See the monthly statement to Bondholders attached as Exhibit 20.1 hereto reflecting the required information for the September 25, 2002 payment to the NovaStar Home Equity Loan Asset-Backed Certificates Series 2002-2

Item  7.    Financial Statements and Exhibits.

(c)	Exhibits.

Item 601 (a) of Regulation.
S-K Exhibit Number.

20.1	Monthly statement to holders of NovaStar Home Equity Loan Asset-Backed Certificates Series 2002-2 relating to the September 25, 2002 Payment Date.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of NovaStar Mortgage Funding Corp. Series 2001-2 by the undersigned thereunto duly authorized.

Dated: March 20, 2003	By:	Wachovia Bank, National Association, as Certificate Administrator and on behalf of NovaStar Mortgage Funding Corp. Series 2002-2

		BY:	/s/ Robert Ashbaugh Vice President

EXHIBIT INDEX

20.1	Monthly statement to holders of NovaStar Home Equity Loan Asset-Backed Certificates Series 2002-2 relating to the September 25, 2002 Payment Date.